                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A
                                AMENDMENT NO. 1


               Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                                  May 8, 1998
                Date of Report (Date of Earliest Event Reported)



                        General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                 1-11656                 42-1283895
(State or other        (Commission File           (I.R.S. Employer
jurisdiction of             Number)                Identification
incorporation)                                         Number)


                 110 N. Wacker Drive, Chicago, Illinois 60606
      (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code (312) 960-5000



                        -------------------------------
        (Former name or former address, if changed since last report.)

     ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

     The registrant hereby amends its Current Report on Form 8-K dated May 26, 1998 as follows:

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

     (a) Financial Statements of Businesses acquired and to be acquired.

     The financial statements of Southwest Plaza, the financial statements of Northbrook Court, the combined financial statements of the Landmark Mall, Mayfair Complex, Northgate Mall, Oglethorpe Mall and Park City Center, and the combined financial statements of certain retail properties of MEPC American Holdings, Inc., U.K.-American Properties, Inc. and Caledonian Holding Holding Company, Inc. as listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K/A.

     (b) Pro Forma Financial Information.

     The pro forma financial information of General Growth Properties, Inc. listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

     (c)  Exhibits.

     See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENERAL GROWTH PROPERTIES, INC.


                                        By:  /s/  Bernard Freibaum
                                            ---------------------------------
                                            Bernard Freibaum
                                            Executive Vice President and
                                            Chief Financial Officer

Date:  June 2, 1998

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                  Page
Number                               Name*                              Number
-------   -----------------------------------------------------------   ------
 2.1      Purchase and Sale Agreement, dated May 8, 1998, among
          Grosvenor International Limited, P.I.C. Investments,
          Northbrook Court I L.L.C. and Northbrook Court II L.L.C.**

 2.2      Stock Purchase Agreement, dated as of April 17, 1998, among
          MEPC plc, MEPC North American Properties Limited, U.K.-
          American Holdings Limited and GGP Limited Partnership.**

 2.3      Merger Agreement, dated May 14, 1998, among GGP Limited
          Partnership, GGP Acquisition L.L.C. and U.S. Prime Property,
          Inc.**

 2.4 Sale and Contribution Agreement, dated April 2, 1998, between Southwest Properties Venture and GGP Limited
          Partnership.

 4.1      Redemption Rights Agreement, dated April 2, 1998, among GGP
          Limited Partnership, General Growth Properties, Inc. and
          Southwest Properties Venture.**

 4.2 Indenture and Servicing Agreement, dated as of November 25, 1997, among the Issuers named therein, LaSalle National Bank, as Trustee, and Midland Loan Services, L.P., as Servicer (the "Indenture
          Agreement").

 4.3      Form of Note pursuant to the Indenture Agreement.

 4.4      Mortgage, Deed of Trust, Security Agreement, Assignment of Leases and
          Rents, Fixture Filing and Financing Statement, dated and effective as of November 25, 1997, among the Issuers, the Trustee and the Deed
          Trustees named therein.

12.1      Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1      Consent of Deloitte and Touche.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of Coopers & Lybrand L.L.P.


---------------

* In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to these agreements and the related disclosure schedules have not been filed. The Company agrees to furnish supplementally a copy of any such omitted exhibit or disclosure schedule to the Securities and Exchange Commission upon request.

** Previously filed by the Company in its Current Report on Form 8-K dated May 26, 1998.

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION


     The following financial information is presented in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, such historical information has been audited only for the respective properties most recent fiscal year as the transactions relating to the properties acquired or to be acquired (as described in the registrant's Current Report on Form 8-K dated May 26, 1998) are not with related parties and the registrant, after reasonable inquiry, is not aware of any material factors related to the properties not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In addition, as the properties will be directly or indirectly owned by entities that elect to be treated as REITs for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

                                                                            PAGE
                                                                            ----
SOUTHWEST PLAZA
---------------
Statements of Revenues and Certain Expenses for the Year Ended December
 31, 1997 and for the Three Months Ended March 31, 1998 (Unaudited).......   F-2
NORTHBROOK COURT
----------------
Statement of Revenues and Certain Expenses for the Three Months Ended
 March 31, 1998 (Unaudited)...............................................   F-3
Independent Auditors' Report..............................................   F-5
Statement of Revenues and Certain Expenses for the Year Ended December 31,
 1997.....................................................................   F-6
Notes to Statement of Revenues and Certain Expenses.......................   F-7
LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS, NORTHGATE MALL, OGLETHORPE
MALL AND PARK CITY CENTER
-----------------------------------------------------------------------
Independent Auditors' Report..............................................   F-9
Combined Statements of Revenues and Certain Expenses for the Year Ended
 December 31, 1997 and for the Three Months Ended March 31, 1998
 (Unaudited)..............................................................  F-10
Notes to Combined Statements of Revenues and Certain Expenses.............  F-11
MEPC AMERICAN HOLDINGS INC., U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN
 HOLDING COMPANY, INC.
--------------------------------------------------------------------------
Independent Auditors' Report..............................................  F-14
Combined Statements of Revenues and Certain Expenses for Certain Retail
 Properties for the Year Ended September 30, 1997 and for the Three Months
 Ended December 31, 1997 (Unaudited) and March 31, 1998 (Unaudited).......  F-15
Notes to Combined Statements of Revenues and Certain Expenses.............  F-16
GENERAL GROWTH PROPERTIES, INC.
-------------------------------
Pro Forma Condensed Consolidated Statement of Operations for the Year
 Ended
 December 31, 1997 (Unaudited)............................................  F-19
Notes to Pro Forma Condensed Consolidated Statement of Operations for the
 Year Ended
 December 31, 1997 (Unaudited)............................................  F-20
Pro Forma Condensed Consolidated Statement of Operations for the Three
 Months Ended
 March 31, 1998 (Unaudited)...............................................  F-23
Notes to Pro Forma Condensed Consolidated Statement of Operations for the
 Three Months
 Ended March 31, 1998 (Unaudited).........................................  F-24
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998
 (Unaudited)..............................................................  F-26
Notes to Pro Forma Condensed Consolidated Balance Sheet as of March 31,
 1998 (Unaudited).........................................................  F-27

                                SOUTHWEST PLAZA

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

  The Statements of Revenues and Certain Expenses, as shown below, present the summarized results of operations of Southwest Plaza. On April 3, 1998, the Company acquired 100% of Southwest Plaza, a two-level enclosed mall shopping center located in Denver, Colorado, with approximately 1.3 million square feet of GLA. Southwest Plaza, which opened in 1983 and was renovated in 1994 and 1995, is anchored by Joslin's, Foley's, Sears, JCPenney and Montgomery Ward.

                                                                         THREE
                                                                        MONTHS
                                                           YEAR ENDED    ENDED
                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
Revenues:
  Rental income..........................................   $ 9,650     $2,391
  Percentage rent........................................       311        203
  Tenant recoveries and other charges....................     5,040      1,227
                                                            -------     ------
                                                             15,001      3,821
Expenses:
  Real estate taxes......................................     2,220        588
  Management fee.........................................       505        130
  Property operating expenses............................     3,609        931
                                                            -------     ------
                                                              6,334      1,649
                                                            -------     ------
  Revenues in excess of certain expenses.................   $ 8,667     $2,172
                                                            =======     ======

                               NORTHBROOK COURT

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

  The Statements of Revenues and Certain Expenses, as shown below, present the summarized results of operations of Northbrook Court. On May 8, 1998, the Company acquired 100% of the partnership interests in Westcoast Estates, the partnership that owns Northbrook Court, a two-level enclosed mall shopping center located in Northbrook (Chicago), Illinois, with approximately 1.0 million square feet of GLA. Northbrook Court, which opened in 1976 and was renovated in 1996, is anchored by Lord & Taylor, Marshall Fields, Neiman Marcus and General Cinema.

                                                                         THREE
                                                                        MONTHS
                                                                         ENDED
                                                                       MARCH 31,
                                                                         1998
                                                                       ---------
Revenues:
  Rental income.......................................................  $5,138
Expenses:
  Property operating expenses.........................................   2,341
  Management fee......................................................     131
                                                                        ------
                                                                         2,472
                                                                        ------
  Revenues in excess of certain expenses..............................  $2,666
                                                                        ======

                        GENERAL GROWTH PROPERTIES, INC.
                                NORTHBROOK COURT

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of General Growth Properties, Inc.

  We have audited the accompanying statement of revenues and certain expenses of Northbrook Court for the year ended December 31, 1997. This financial statement is the responsibility of Northbrook Court's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of Northbrook Court's revenues and expenses.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Northbrook Court for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

San Francisco, California
February 6, 1998, except for Note 1
for which the date is May 28, 1998

                        GENERAL GROWTH PROPERTIES, INC.
                                NORTHBROOK COURT

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

Revenues:
  Minimum rent......................................................... $10,653
  Percentage rent......................................................     620
  Tenant recoveries....................................................   8,209
  Other income.........................................................     772
                                                                        -------
    Total revenues.....................................................  20,254
                                                                        -------
Expenses:
  CAM expenses.........................................................   4,462
  Real estate taxes....................................................   4,255
  Management fee.......................................................     496
  Other property operating expenses....................................     674
                                                                        -------
    Total expenses.....................................................   9,887
                                                                        -------
Revenues in excess of certain expenses................................. $10,367
                                                                        =======


    The accompanying notes are an integral part of the financial statement.

                        GENERAL GROWTH PROPERTIES, INC.
                               NORTHBROOK COURT

                         NOTES TO FINANCIAL STATEMENT
                                (IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The statement of revenues and certain expenses is for an enclosed mall shopping center including all free standing stores which was acquired by General Growth Properties, Inc. (the "Company") on May 8, 1998 located in Northbrook (Chicago), Illinois and referred to as Northbrook Court.

  The statement is not representative of the actual operations for the period presented as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the property have been excluded.

 Revenue Recognition

  Minimum rent revenues are recognized on a straight-line basis over the terms of the related leases. The amount of straight-line rent included in minimum rent is approximately $107. Percentage rents are recognized on an accrual basis. Recoveries from tenants for taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

  A provision for doubtful accounts representing that portion of accounts receivable which is estimated to be uncollectible has been included in other property operating expenses.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

2. FUTURE REVENUE RENTALS

  The minimum future rentals based on noncancelable operating leases held as of December 31, 1997, are as follows:

        YEARS ENDING
        ------------
         1998........................................................... $10,709
         1999...........................................................  10,187
         2000...........................................................  10,064
         2001...........................................................   9,327
         2002...........................................................   8,110
         Thereafter.....................................................  31,591

                  LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS,
              NORTHGATE MALL, OGLETHORPE MALL AND PARK CITY CENTER

                      COMBINED STATEMENTS OF REVENUES AND
                                CERTAIN EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of General Growth Properties, Inc.

  We have audited the accompanying combined statements of revenues and certain expenses of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center (the "Malls") for the year ended December 31, 1997. This financial statement is the responsibility of the Malls' management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statements of revenues and certain expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 2 to the combined statement of revenues and certain expenses and is not intended to be a complete presentation of the combined revenues and expenses of the Malls.

  In our opinion, the aforementioned combined statements of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses of the Malls for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

Atlanta, Georgia
May 14, 1998

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF:

                  LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS,
              NORTHGATE MALL, OGLETHORPE MALL AND PARK CITY CENTER

                                                  YEAR ENDED  THREE MONTHS ENDED
                                                   DECEMBER     MARCH 31, 1998
                                                   31, 1997      (UNAUDITED)
                                                  ----------- ------------------
REVENUES:
Rental income, including percentage rentals.....  $50,395,444    $12,771,299
Tenant common area, property taxes and insurance
 recovery.......................................   29,800,315      7,589,063
Other operating income..........................    4,932,749        902,294
                                                  -----------    -----------
                                                  $85,128,508    $21,262,656
                                                  ===========    ===========
EXPENSES:
Building and common area........................  $19,699,537    $ 4,652,847
Real estate taxes...............................   10,052,263      2,600,512
Management fee..................................    2,387,575        651,676
Other operating expenses........................    5,420,300      1,308,107
                                                  -----------    -----------
                                                   37,559,675      9,213,142
                                                  -----------    -----------
Revenues in excess of certain expenses..........  $47,568,833    $12,049,514
                                                  ===========    ===========


       See notes to combined statements of revenues and certain expenses.

       NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF:

                 LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS,
             NORTHGATE MALL, OGLETHORPE MALL AND PARK CITY CENTER

1. BUSINESS:

  The combined statements of revenues and certain expenses include the operations of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center ("the Malls"). Other than Park City Center, the Malls are owned by U.S. Prime Property Inc. ("USPPI"), a privately held Real Estate Investment Trust. USPPI has a 50% interest in Parcit-IIP Lancaster Venture, the owner of Park City Center. P City, Inc. ("PCI"), an affiliate of a shareholder of USPPI, owns the remaining 50% interest.

          Property                        City                                      State
      ----------------                 -----------                               ------------
      Landmark Mall                    Alexandria                                Virginia
      Mayfair Complex                  Wauwatosa                                 Wisconsin
      The Meadows                      Las Vegas                                 Nevada
      Northgate Mall                   Chattanooga                               Tennessee
      Oglethorpe Mall                  Savannah                                  Georgia
      Park City Center                 Lancaster                                 Pennsylvania

  On May 14, 1998, USPPI entered into a Merger Agreement with GGP Limited Partnership (the "Buyer"), an affiliate of General Growth Properties, Inc. Under the Merger Agreement, the Buyer will acquire all of the outstanding capital stock of USPPI for cash. Immediately prior to the merger, PCI will transfer its interest in Park City Center to USPPI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  a. Basis of Presentation: The accounts of each property are combined in the statements of revenues and certain expenses. The financial statements are not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred in the future operations of the to be acquired properties have been excluded in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Expenses excluded consist of interest, depreciation, amortization, impairment, corporate expenses and other costs not directly related to the future operations of the properties.

  b. Revenue Recognition: The Malls recognize minimum rental income over the term of a lease on a straight-line basis. Contingent rentals based on the properties' operating expenses and tenant sales volumes are recognized as revenue when earned. Percentage rental income based on tenant sales volumes were $2,811,000 for the year ended December 31, 1997 and $635,000 (unaudited) for the three-month period ended March 31, 1998.

  c. Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  d. Unaudited Information: The combined financial statement for the three-month period ended March 31, 1998 is unaudited. In management's opinion, such combined financial statement includes all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation.

3. LEASES:

  The following is a schedule, by year, of combined future minimum rental payments expected under executed operating leases of Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center that have initial or remaining noncancelable lease terms in excess of one year, as of December 31, 1997.

     1998.......................................................... $ 47,659,260
     1999..........................................................   43,238,731
     2000..........................................................   38,210,654
     2001..........................................................   32,726,133
     2002..........................................................   28,508,047
     Thereafter....................................................   97,022,481
                                                                    ------------
       Total....................................................... $287,365,306
                                                                    ============

          MEPC AMERICAN HOLDINGS INC., U.K.-AMERICAN PROPERTIES, INC.
                     AND CALEDONIAN HOLDINGS COMPANY, INC.

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                         FOR CERTAIN RETAIL PROPERTIES

                   FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
            FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)
                         AND MARCH 31, 1998 (UNAUDITED)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
General Growth Properties, Inc.

  We have audited the accompanying combined statement of revenues and certain expenses for certain retail properties of MEPC American Holdings Inc., U.K.- American Properties, Inc. and Caledonian Holding Company, Inc., wholly owned subsidiaries of MEPC plc., a United Kingdom Company (the MEPC American Group) (the combined statement) described in Note A for the year ended September 30, 1997. This combined statement is the responsibility of MEPC American Group management. Our responsibility is to express an opinion on the combined statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement of General Growth Properties, Inc. as described in Note B. The presentation is not intended to be a complete presentation of the retail properties' revenues and expenses.

  In our opinion, the aforementioned combined statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses for certain retail properties for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Dallas, Texas
May 8, 1998

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         FOR CERTAIN RETAIL PROPERTIES OF MEPC AMERICAN HOLDINGS INC.,
      U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN HOLDING COMPANY, INC.
                             (MEPC AMERICAN GROUP)

             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                       AND DECEMBER 31, 1997 (UNAUDITED)
                   AND FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                            THREE
                                                           MONTHS
                                           THREE MONTHS     ENDED    YEAR ENDED
                                              ENDED       DEC. 31,    SEPTEMBER
                                          MARCH 31, 1998    1997      30, 1997
                                          -------------- ----------- -----------
                                           (UNAUDITED)   (UNAUDITED)
Revenues:
  Rental revenues........................  $15,869,770   $15,555,344 $59,570,310
  Other real estate income...............    7,750,155     8,223,698  31,938,695
                                           -----------   ----------- -----------
                                            23,619,925    23,779,042  91,509,005
                                           -----------   ----------- -----------
Certain Expenses:
  Salaries and benefits..................    1,062,357     1,145,663   3,834,805
  Utilities..............................    1,199,774     1,450,634   5,966,312
  Repairs and maintenance................    1,685,768     1,621,219   7,269,609
  Real estate taxes......................    2,169,147     1,921,710   8,233,418
  Advertising and promotion..............      321,208       797,589   2,021,929
  Insurance..............................      634,179       634,533   3,769,011
  Other..................................    1,505,570     1,988,377   5,667,387
                                           -----------   ----------- -----------
                                             8,578,003     9,559,725  36,762,471
                                           -----------   ----------- -----------
Revenues in excess of certain expenses...  $15,041,922   $14,219,317 $54,746,534
                                           ===========   =========== ===========


       See notes to combined statements of revenues and certain expenses.

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         FOR CERTAIN RETAIL PROPERTIES OF MEPC AMERICAN HOLDINGS INC.,
      U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN HOLDING COMPANY, INC.
                             (MEPC AMERICAN GROUP)

             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                       AND DECEMBER 31, 1997 (UNAUDITED)
                   AND FOR THE YEAR ENDED SEPTEMBER 30, 1997

A. OPERATING PROPERTIES:

  The combined statements of revenues and certain expenses for certain retail properties, (the combined statements) for the three-month periods ended March 31, 1998 and December 31, 1997 and for the year ended September 30, 1997 relates to the operations of the following retail properties which are expected to be acquired by General Growth Properties, Inc. (General Growth) from the MEPC American Group:

     RETAIL PROPERTIES                              LOCATION
     -----------------                              --------
     Apache Mall                                    Rochester, Minnesota
     Boulevard Mall                                 Las Vegas, Nevada
     Cumberland Mall                                Atlanta, Georgia
     McCreless Mall                                 San Antonio, Texas
     Northridge Fashion Center                      Northridge, California
     Regency Square Mall                            Jacksonville, Florida
     Riverlands Shopping Center                     LaPlace, Louisiana
     Valley Plaza Mall                              Bakersfield, California

  On April 17, 1998, GGP Limited Partnership, (of which General Growth is the general partner), agreed to purchase the stock of MEPC American Holdings Inc., U.K.-American Properties, Inc. and Caledonian Holding Company, Inc. (wholly owned subsidiaries of MEPC plc) from MEPC plc in a transaction anticipated to close during the second quarter of 1998.

B. BASIS OF PRESENTATION:

  The accompanying combined statements have been prepared on the accrual basis of accounting. The combined statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a registration statement for General Growth. The combined statements are not intended to be a complete presentation of the combined revenues and expenses of the retail properties listed above for the three-month periods ended March 31, 1998 (unaudited) and December 31, 1997 (unaudited), and for the year ended September 30, 1997.

  The combined statements exclude certain amounts, which would not be comparable to the proposed future operations of the retail properties as follows:

    (a) depreciation of the buildings and improvements;

    (b) amortization of other assets;

    (c) interest expense;

    (d) interest income;

    (e) income taxes;

    (f) gain from condemnation transaction at Cumberland Mall;

    (g) loss from abandonment of renovation projects at Valley Plaza Mall;
  and

    (h) other income and expense items unique to MEPC American Group.

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         FOR CERTAIN RETAIL PROPERTIES OF MEPC AMERICAN HOLDINGS INC.,
      U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN HOLDING COMPANY, INC.
                      (MEPC AMERICAN GROUP)--(CONTINUED)

C. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Revenue Recognition

  Rental income from leasing activities consists of lease payments earned from tenants under lease agreements.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising and Promotion

  The cost of advertising and promotion is expensed as incurred.

 Use of Estimates

  The preparation of the combined statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statements and accompanying notes. Actual results could differ from those estimates.

 Unaudited Interim Combined Statements

  The combined statements for the three-month periods ended March 31, 1998 and December 31, 1997 are unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the combined statements for the interim periods have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year for the retail properties.

                        GENERAL GROWTH PROPERTIES, INC.

                         PRO FORMA FINANCIAL STATEMENTS

                        GENERAL GROWTH PROPERTIES, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)

                                                                            1998 ACQUISITIONS
                                                                   ------------------------------------
                   HISTORICAL                                            PROPERTY
                     GENERAL                                           ACQUISITIONS
                     GROWTH                             PRO FORMA  --------------------                                  TOTAL
                   PROPERTIES, FISCAL 1997   PRO FORMA   FISCAL    SOUTHWEST NORTHBROOK                  PRO FORMA     PRO FORMA
                     INC.(1)   ACQUISITIONS ADJUSTMENTS   1997       PLAZA     COURT    MEPC(2)  USPPI  ADJUSTMENTS    COMBINED
                   ----------- ------------ ----------- ---------  --------- ---------- ------- ------- -----------    ---------
Total revenues...   $291,147     $14,427     $    --    $305,574    $15,001   $20,254   $91,509 $85,129  $     --      $517,467
Expenses:
 Property
 operating.......    106,369       5,818          --     112,187      5,829     9,391    36,762  35,172        --       199,341
 Management fees.      3,308         252          (46)     3,514        505       496       --    2,388     (1,789)(a)    5,114
 Depreciation and
 amortization....     48,509         --         2,077     50,586        --        --        --      --      39,591(b)    90,177
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Total Expenses...    158,186       6,070        2,031    166,287      6,334     9,887    36,762  37,560     37,802      294,632
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Operating Income.    132,961       8,357       (2,031)   139,287      8,667    10,367    54,747  47,569    (37,802)     222,835
 Interest
 expense, net....    (70,252)        --        (8,459)   (78,711)       --        --        --      --     (97,520)(c) (176,231)
Equity in net
income/(loss)
unconsolidated
affiliates:
 GGP/Homart,
 Inc. ...........     16,506         --           --      16,506        --        --        --      --         --        16,506
 Property Joint
 Ventures........      3,032         391          --       3,423        --        --        --      --         --         3,423
 General Growth
 Management,
 Inc. ...........       (194)        --           --        (194)       --        --        --      --         --          (194)
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Income before
minority
interest.........     82,053       8,748      (10,490)    80,311      8,667    10,367    54,747  47,569   (135,322)      66,339
Minority interest
in Operating
Partnership......    (29,398)        --            37    (29,361)       --        --        --      --      12,785(d)   (16,576)
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Net income.......     52,655       8,748      (10,453)    50,950      8,667    10,367    54,747  47,569   (122,537)      49,763
Convertible
preferred stock
dividends(3).....        --          --           --         --         --        --        --      --     (21,750)     (21,750)
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Net income
available to
common
stockholders.....   $ 52,655     $ 8,748     $(10,453)  $ 50,950    $ 8,667   $10,367   $54,747 $47,569  $(144,287)    $ 28,013
                    ========     =======     ========   ========    =======   =======   ======= =======  =========     ========
Weighted average
shares
outstanding--
basic............                                                                                                        32,623
Weighted average
shares
outstanding--
diluted..........                                                                                                        32,840
Earnings per
share--basic.....                                                                                                      $   0.86
Earnings per
share--diluted...                                                                                                      $   0.85
                                      TOTAL
                    PRO FORMA       PRO FORMA
                     EQUITY        ADJUSTED FOR
                     PARTNER        POTENTIAL
                   ADJUSTMENTS    EQUITY PARTNER
                   -------------- --------------
Total revenues...   $(85,129)(e)     $432,338
Expenses:
 Property
 operating.......    (35,172)(f)      164,169
 Management fees.       (600)(g)        4,514
 Depreciation and
 amortization....    (14,063)(h)       76,114
                   -------------- --------------
Total Expenses...    (49,835)         244,797
                   -------------- --------------
Operating Income.    (35,294)         187,541
 Interest
 expense, net....     33,916 (i)     (142,315)
Equity in net
income/(loss)
unconsolidated
affiliates:
 GGP/Homart,
 Inc. ...........        --            16,506
 Property Joint
 Ventures........      3,433 (j)        6,856
 General Growth
 Management,
 Inc. ...........      3,405 (k)        3,211
                   -------------- --------------
Income before
minority
interest.........      5,460           71,799
Minority interest
in Operating
Partnership......     (2,030)(d)      (18,606)
                   -------------- --------------
Net income.......      3,430           53,193
Convertible
preferred stock
dividends(3).....        --           (21,750)
                   -------------- --------------
Net income
available to
common
stockholders.....   $  3,430         $ 31,443
                   ============== ==============
Weighted average
shares
outstanding--
basic............                      32,623
Weighted average
shares
outstanding--
diluted..........                      32,840
Earnings per
share--basic.....                    $   0.96
Earnings per
share--diluted...                    $   0.96

----
(1) Amounts are from the statements and footnotes included in the Company's 1997 Form 10-K except that the non-recurring gain on sale of a portion of the CenterMark stock and the extraordinary item are excluded.

(2) Reflects the results of MEPC operations for the fiscal year ended September 30, 1997.

(3) Pro forma earnings have been reduced by the pro forma dividends on the 7.25% Preferred Income Equity Redeemable Stock, Series A.

    The accompanying notes are an integral part of the Pro Forma Condensed
                     Consolidated Statement of Operations.
  For alphabetical references, please refer to Note 3--Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                 OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1 PRO FORMA BASIS OF PRESENTATION

  This unaudited pro forma condensed consolidated statement of operations is presented as if (i) the sale of CenterMark Properties, Inc. ("CenterMark") and the acquisitions made in 1997 (Market Place Mall, Century Plaza Shopping Center, Town East Mall, Southlake Mall, Eden Prairie Mall, GGP/Ivanhoe Portfolio Malls and Valley Hills Mall), (ii) the acquisitions made or to be made in 1998 (Southwest Plaza, Northbrook Court (collectively the "Property Acquisitions"), the MEPC Portfolio and the USPPI Portfolio) and (iii) the Company's use of the net proceeds of the Offering to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1997. The total pro forma condensed consolidated statement of operations adjusted for a potential equity partner reflects these transactions plus the effect of a potential joint venture partner with respect to the USPPI Portfolio (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on sale of a portion of CenterMark stock and extraordinary item and the historical information of each of the above-mentioned entities for the year ended December 31, 1997. The MEPC Portfolio information reflects the results of operations for the fiscal year ended September 30, 1997. This unaudited pro forma statement of operations should be read in conjunction with the "Selected Consolidated Financial Data" included elsewhere herein and is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1997 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS/DISPOSITIONS

  On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties, Inc. (the "Company") in two transactions. The first payment in the amount of $87.0 million was received on July 1, 1996, and the second payment in the amount of $130.5 million was received on January 2, 1997. As described above, the gain on this transaction has been excluded from the continuing operations of the Company and its pro forma operations for the year ended December 31, 1997.

  On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70.0 million which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

  During the second quarter of 1997, the Company also acquired a 100% ownership interest in three properties, Century Plaza Shopping Center, Southlake Mall, Eden Prairie Mall and a 50% interest in Town East Mall. Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31.8 million in cash. Southlake Mall was acquired on June 19, 1997, for a purchase price of $67.0 million. The purchase price consisted of $45.1 million of mortgage debt assumption, $11.5 million (353,537 units) of newly issued Operating Partnership Units, and $10.4 million in cash. Southlake Mall is located in Atlanta, Georgia. The aggregate consideration paid for Eden Prairie Center located in Minneapolis, Minnesota was $19.9 million. It included the assumption of a $16.8 million mortgage, the payment of $1.1 million in cash and the assumption of $2.0 million in short-term liabilities. On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56.5 million. The consideration included approximately $27.5 million in cash, the assumption of approximately $27.9 million of mortgage indebtedness and the assumption of $1.1 million in net current liabilities.

  On September 17, 1997, GGP/Ivanhoe, Inc. ("GGP/Ivanhoe") acquired both The Oaks Mall in Gainesville, Florida and Westroads Mall in Omaha, Nebraska. The purchase price for the two properties was approximately

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS--(CONTINUED)

$206 million of which $125 million was financed through property level indebtedness. The Company owns 51% of the ownership interest in GGP/Ivanhoe for a net investment of approximately $43.8 million. Ivanhoe, Inc. of Montreal, Quebec, Canada owns the remaining 49% ownership interest in GGP/Ivanhoe.

  On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively.

  On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC"). Through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio (the "MEPC U.S. Subsidiaries"), the Company acquired for approximately $871 million in cash (less certain adjustments) 100% of eight enclosed mall shopping centers located throughout the United States.

  On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), which owns (or as of closing will own) 100% of six enclosed mall shopping centers (and office buildings adjacent to one of the malls)(the "USPPI Portfolio"). The Company expects to acquire USPPI together with an approximately 50% joint venture partner. The purchase price for the USPPI acquisition is approximately $625 million in cash (subject to certain adjustments), less approximately $65 million of mortgage indebtedness. This transaction is expected to close during the second quarter of 1998.

NOTE 3 PRO FORMA ADJUSTMENTS

  (a) Management Fees

  The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

  (b) Depreciation and Amortization

  Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1997 to the dates of acquisition for the 1997 acquisitions and for the entire year of 1997 for the acquisitions made or to be made in 1998.

  (c) Interest Expense

  Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed $114.1 million of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,320.7 million of secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowings was calculated using an interest rate of 6.65%.

  (d) Minority Interest

  The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

  (e) Revenues

  Revenues relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS--(CONTINUED)


  (f) Property Operating

  Property operating expenses relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (g) Management Fees

  Management fees related to the USPPI Portfolio have been adjusted to reflect the fee to be charged by General Growth Management, Inc., given the potential inclusion of a joint venture partner.

  (h) Depreciation and Amortization

  Depreciation and amortization relating to the USPPI Portfolio has been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (i) Interest Expense

  Interest expense has been adjusted to reflect the potential inclusion of a joint venture partner related to the USPPI Portfolio.

  (j) Equity in Property Joint Ventures

  Reflects the reduction in ownership and the change to the equity method of accounting for the pro forma operating results of the USPPI Portfolio during the fiscal year ended December 31, 1997 due to the potential inclusion of a joint venture partner.

  (k) Equity in General Growth Management, Inc.

  Reflects the increase in General Growth Management, Inc. net income for management fees assuming the USPPI Portfolio is acquired with a joint venture partner.

                        GENERAL GROWTH PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)

                                               1998 ACQUISITIONS
                                     -----------------------------------------
                                     PROPERTY ACQUISITIONS
                                     ------------------------                                                           PRO FORMA
                         HISTORICAL                                                                                     ADJUSTED
                           GENERAL                                                                        PRO FORMA        FOR
                           GROWTH                                                               TOTAL      EQUITY       POTENTIAL
                         PROPERTIES, SOUTHWEST    NORTHBROOK                    PRO FORMA     PRO FORMA    PARTNER       EQUITY
                           INC.(1)     PLAZA         COURT      MEPC    USPPI  ADJUSTMENTS    COMBINED   ADJUSTMENTS     PARTNER
                         ----------- ----------   -----------  ------- ------- -----------    ---------  -----------    ---------
Total revenues.........   $ 80,447    $    3,821    $    5,138 $23,620 $21,263  $    --       $134,289    $(21,263)(e)  $113,026
Expenses:
 Property operating....     29,647         1,519         2,341   8,578   8,561       --         50,646      (8,561)(f)    42,085
 Management fees.......        875           130           131     --      652      (513)(a)     1,275        (150)(g)     1,125
 Depreciation and
  amortization.........     13,967           --            --      --      --      9,898 (b)    23,865      (3,516)(h)    20,349
                          --------    ----------    ---------- ------- -------  --------      --------    --------      --------
 Total Expenses........     44,489         1,649         2,472   8,578   9,213     9,385        75,786     (12,227)       63,559
                          --------    ----------    ---------- ------- -------  --------      --------    --------      --------
Operating Income.......     35,958         2,172         2,666  15,042  12,050    (9,385)       58,503      (9,036)       49,467
 Interest expense, net.    (17,883)          --            --      --      --    (24,381)(c)   (42,264)      8,479 (i)   (33,785)
Equity in
 unconsolidated
 affiliates:
 GGP/Homart, Inc.......      1,735           --            --      --      --        --          1,735         --          1,735
 Joint Venture
  Properties...........      1,041           --            --      --      --        --          1,041         967 (j)     2,008
 General Growth
  Management, Inc......     (7,969)          --            --      --      --        --         (7,969)        851 (k)    (7,118)
                          --------    ----------    ---------- ------- -------  --------      --------    --------      --------
Income before minority
 interest..............     12,882         2,172         2,666  15,042  12,050   (33,766)       11,046       1,261        12,307
Minority interest in
 Operating Partnership.     (4,427)          --            --      --      --      2,466 (d)    (1,961)       (441)(d)    (2,402)
                          --------    ----------    ---------- ------- -------  --------      --------    --------      --------
Net income.............      8,455         2,172         2,666  15,042  12,050   (31,300)        9,085         820         9,905
Convertible preferred
 stock dividends(2)....        --            --            --      --      --     (5,438)       (5,438)        --         (5,438)
                          --------    ----------    ---------- ------- -------  --------      --------    --------      --------
Net income available to
 common stockholders...   $  8,455    $    2,172    $    2,666 $15,042 $12,050  $(36,738)     $  3,647    $    820      $  4,467
                          ========    ==========    ========== ======= =======  ========      ========    ========      ========
Weighted average shares
 outstanding--basic....                                                                         35,689                    35,689
Weighted average shares
 outstanding--diluted..                                                                         35,937                    35,937
Earnings per share--
 basic.................                                                                       $   0.10                  $   0.13
Earnings per share--
 diluted...............                                                                       $   0.10                  $   0.12

--------
(1) Amounts are from the statements and footnotes included in the Company's Form 10-Q for the quarter ended March 31, 1998.
(2) Pro forma earnings have been reduced by pro forma dividends on the 7.25% Preferred Income Equity Redeemable Stock, Series A.

     The accompanying notes are an integral part of the Pro Forma Condensed
                     Consolidated Statement of Operations.

   For alphabetical references please refer to Note 3--Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                 OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

  This unaudited condensed consolidated statement of operations is presented as if (i) the acquisitions made or to be made in 1998 (Southwest Plaza, Northbrook Court (collectively the "Property Acquisitions"), the MEPC Portfolio and the USPPI Portfolio) and (ii) the Company's use of the net proceeds of the Offering to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1998. The total pro forma condensed consolidated statement of operations adjusted for a potential equity partner reflects these transactions plus the effect of a potential joint venture partner with respect to the USPPI Portfolio (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. and the historical information of each of the above-mentioned entities for the three months ended March 31, 1998. This unaudited pro forma statement of operations should be read in conjunction with the "Selected Consolidated Financial Data" included elsewhere herein and is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1998 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

  On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively.

  On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC"). Through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC portfolio (the "MEPC U.S. Subsidiaries"), the Company acquired for approximately $871 million in cash (less certain adjustments) 100% of eight enclosed mall shopping centers located throughout the United States.

  On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), which owns (or as of closing will own) 100% of six enclosed mall shopping centers (and office buildings adjacent to one of the malls)(the "USPPI Portfolio"). The Company expects to acquire USPPI together with an approximately 50% joint venture partner. The purchase price for the USPPI acquisition is approximately $625 million in cash (subject to certain adjustments), less approximately $65 million of mortgage indebtedness. This transaction is expected to close during the second quarter of 1998.

NOTE 3 PRO FORMA ADJUSTMENTS

  (a) Management Fees

  The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

  (b) Depreciation and Amortization

  Depreciation and amortization is adjusted to include additional amounts related to the three months ended March 31, 1998 for the acquisitions made or to be made in 1998.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS--(CONTINUED)


  (c) Interest Expense

  Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed $114.1 million of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,320.7 million of secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowings was calculated using an interest rate of 6.65%.

  (d) Minority Interest

  The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

  (e) Revenues

  Revenues relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (f) Property Operating

  Property operating expenses relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (g) Management Fees

  Management fees related to the USPPI Portfolio have been adjusted to reflect the fee to be charged by General Growth Management, Inc., given the potential inclusion of a joint venture partner.

  (h) Depreciation and Amortization

  Depreciation and amortization relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (i) Interest Expense

  Interest expense has been adjusted to reflect the potential inclusion of a joint venture partner related to the USPPI Portfolio.

  (j) Equity in Property Joint Ventures

  Reflects the reduction in ownership and the change to the equity method of accounting for the pro forma operating results of the USPPI Portfolio during the three months ended March 31, 1998 due to the potential inclusion of a joint venture partner.

  (k) Equity in General Growth Management, Inc.

  Reflects the increase in General Growth Management, Inc. net income for management fees assuming the USPPI Portfolio is acquired with a joint venture partner.

                        GENERAL GROWTH PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

                                                                                      TOTAL
                          HISTORICAL                                                PRO FORMA
                            GENERAL                                 PRO FORMA       ADJUSTED
                            GROWTH                       TOTAL       EQUITY       FOR POTENTIAL
                          PROPERTIES,   PRO FORMA      PRO FORMA     PARTNER         EQUITY
                            INC.(1)    ADJUSTMENTS      COMBINED   ADJUSTMENTS       PARTNER
                          -----------  -----------     ----------  -----------    -------------
         ASSETS
         ------
Investment in real
 estate
 Land...................  $  200,906   $  173,400(a)   $  374,306   $ (62,500)(g)  $  311,806
 Buildings and
  equipment.............   1,615,222    1,583,600(a)    3,198,822    (562,500)(g)   2,636,322
 Less accumulated
  depreciation..........    (245,776)         --         (245,776)        --         (245,776)
 Developments in
  progress..............      87,710          --           87,710         --           87,710
                          ----------   ----------      ----------   ---------      ----------
   Net property and
    equipment...........   1,658,062    1,757,000       3,415,062    (625,000)      2,790,062
 Investment in
  GGP/Homart............     198,620          --          198,620         --          198,620
 Investment in Property
  Joint Ventures........      91,151          --           91,151     127,500 (g)     218,651
                          ----------   ----------      ----------   ---------      ----------
   Net investment in
    real estate.........   1,947,833    1,757,000       3,704,833    (497,500)      3,207,333
Cash and cash
 equivalents............       6,436          --            6,436         --            6,436
Tenant accounts
 receivable, net........      35,332          --           35,332         --           35,332
Deferred expenses, net..      45,734          --           45,734         --           45,734
Investment in and note
 receivable from GGMI...      67,439          --           67,439         --           67,439
Mortgage note
 receivable.............      49,948          --           49,948         --           49,948
Prepaid expenses and
 other assets...........       9,638          --            9,638         --            9,638
                          ----------   ----------      ----------   ---------      ----------
   Total Assets.........  $2,162,360   $1,757,000      $3,919,360   $(497,500)     $3,421,860
                          ==========   ==========      ==========   =========      ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  ---------------------
Mortgage notes and other
 debt payable...........  $1,349,009   $1,434,760(b)   $2,783,769   $(497,500)(g)  $2,286,269
Distributions payable...      25,620          --           25,620         --           25,620
Accounts payable and
 accrued expenses.......      40,514       16,553(c)       57,067         --           57,067
                          ----------   ----------      ----------   ---------      ----------
   Total Liabilities....   1,415,143    1,451,313       2,866,456    (497,500)      2,368,956
Minority interest in
 Operating Partnership..     256,052        6,507         262,559         --          262,559
Mandatory Redeemable
 Preferred Stock, $100
 par value; 300,000
 shares issued and
 outstanding on a pro
 forma basis............         --       300,000(e)      300,000         --          300,000
Stockholder's equity
 Common stock; $.10 par
  value; 210,000,000
  shares authorized;
  35,769,454 shares
  issued; 35,736,572
  shares outstanding....       3,577          --            3,577         --            3,577
 Additional paid-in
  capital...............     738,960         (820)(f)     738,140         --          738,140
 Retained earnings
  (deficit).............    (250,218)         --         (250,218)        --         (250,218)
 Treasury stock, at
  cost; 32,882 shares
  held..................      (1,154)         --           (1,154)        --           (1,154)
                          ----------   ----------      ----------   ---------      ----------
   Total stockholders'
    equity..............     491,165         (820)        490,345         --          490,345
                          ----------   ----------      ----------   ---------      ----------
Total Liabilities and
 Equity.................  $2,162,360   $1,757,000      $3,919,360   $(497,500)     $3,421,860
                          ==========   ==========      ==========   =========      ==========

--------
(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended March 31, 1998.

     The accompanying notes are an integral part of the Pro Forma Condensed
                          Consolidated Balance Sheet.
  For alphabetical references, please refer to Note 2--Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                MARCH 31, 1998
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

  This unaudited condensed consolidated balance sheet is presented as if (i) the acquisitions or pending acquisitions of Southwest Plaza, Northbrook Court (collectively the "Property Acquisitions"), the MEPC Portfolio and the USPPI Portfolio and (ii) the Company's use of the net proceeds of the Offering to fund the acquisitions and for other working capital purposes, had all occurred on March 31, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included.

NOTE 2 PRO FORMA ADJUSTMENTS

  (a) Investment in Real Estate

     Asset additions are as follows:
       Property Acquisitions........................................ $  261,000
       MEPC Portfolio...............................................    871,000
       USPPI Portfolio..............................................    625,000
                                                                     ----------
                                                                     $1,757,000
                                                                     ==========
     Allocated to:
       Land......................................................... $  173,400
       Buildings and equipment......................................  1,583,600
                                                                     ----------
                                                                     $1,757,000
                                                                     ==========

  (b) Mortgage Notes and other Debt Payable

    Debt incurred was as follows:

     Property Acquisitions (including debt assumed)................. $  226,010
     MEPC Portfolio.................................................    583,750
     USPPI Portfolio (including debt assumed).......................    625,000
                                                                     ----------
                                                                     $1,434,760
                                                                     ==========

  (c) Working capital assumed by the Company at closing.

  (d) Minority Interest

     Operating Partnership Units issued for a portion of the Property
      Acquisitions cost............................................... $18,437
     Adjustment to minority interest for additional stockholders'
      equity as determined by the relationship of the units to common stock at March 31, 1998......................................... (11,930)
                                                                       -------
                                                                       $ 6,507
                                                                       =======

  (e) Convertible preferred stock issued to fund acquisitions and for other working capital purposes shown at liquidation value.

  (f) Additional Paid-in Capital

     Adjustment to additional paid-in capital for minority interest as determined by the relationship of the units to common stock at
      March 31, 1998..................................................  $11,930
     Costs related to the issuance of convertible preferred stock.....  (12,750)
                                                                        -------
                                                                        $  (820)
                                                                        =======

  (g) Adjustments to reflect the inclusion of a joint venture partner related to the USPPI Portfolio resulting in a change to the equity method of accounting.